Item 77C – Exhibit 1

DREYFUS CONNECTICUT MUNICIPAL MONEY MARKET FUND, INC.

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus Connecticut Municipal Money Market Fund, Inc. (the “Fund”) was held on January 4, 2010. Out of a total of 196,493,539.790 of the Fund’s shares (“Shares”) outstanding and entitled to vote at the Meeting, a total of 105,570,729.090 were represented at the Meeting, in person or by proxy. The following matters were duly approved by the holders of the Fund’s outstanding Shares as follows:

1. To approve amending the Fund’s policy regarding borrowing:

	SHARES
Affirmative	Against	Abstain
72,006,835.200	27,455,418.930	6,108,474.960

2. To approve amending the Fund’s policy regarding lending:

	SHARES
Affirmative	Against	Abstain
71,055,749,470	28,423,596.530	6,091,383.090

3. To permit investment in other investment companies.

	SHARES
Affirmative	Against	Abstain
73,487,027.860	25,451,848.790	6,631,852.440

Item 77C – Exhibit 2

DREYFUS CONNECTICUT MUNICIPAL MONEY MARKET FUND, INC.

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus Connecticut Municipal Money Market Fund, Inc. (the “Fund”) was held on December 28, 2009. Out of a total of 196,493,539.790 of the Fund’s shares (“Shares”) entitled to vote at the Meeting, a total of 90,145,038.410 were represented at the Meeting, in person or by proxy. Shareholders voted on the approval of changes to the Fund’s fundamental policies and investment restrictions. The voting results were as follows:

1. To approve amending the Fund’s policy regarding borrowing:

	SHARES
Affirmative	Against	Abstain
56,721,031.040	27,315,532.410	6,108,474.960

2. To approve amending the Fund’s policy regarding lending:

	SHARES
Affirmative	Against	Abstain
55,769,945.310	28,283,710.010	6,091,383.090

3. To permit investment in other investment companies.

	SHARES
Affirmative	Against	Abstain
58,321,983.590	25,191,202.380	6,631,852.440

     Because the requisite number of votes had not been received as of December 28, 2009, the Meeting was adjourned until January 4, 2010.